             EXHIBIT 3.1

                                  SECRETARY OF STATE
                              ARTICLES OF INCORPORATION
                                          OF
                              CAROLINA FIRST CORPORATION

     1. The name of the proposed corporation is Carolina First Corporation.

     2. The initial registered office of the corporation is 44 E.
        Camperdown Way located in the city of Greenville, county of Greenville and the State of South Carolina and the name of its initial registered agent at such address is Wallace K. Lightsey.

     3. The period of duration of the corporation shall be perpetual.

     4. The corporation is authorized to issue shares of stock as follows:
        Class of Shares: Common. Authorized No. of Each Class: 1,000,000. Par Value: $1.00.

        If shares are divided into two or more classes or if any class of shares is divided into series within a class, the relative rights, preferences, and limitations of the shares of each class, and of each series within a class, are as follows: N/A.

     5.  Total authorized capital stock:  $1,000,000.

     6. It is represented that the corporation will not begin business until there has been paid into the corporation the minimum consideration for the issue of shares, which is $1,000.00 of which at least $500.00 is in cash.

     7. The number of directors constituting the initial board of directors of the corporation is 1, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors be elected and qualify are:

        Mack I. Whittle, Jr.
        880 S. Pleasantburg Dr., Suite 4B
        Greenville, S.C. 29607

     8. The general nature of the business for which the corporation is organized is (it is not necessary to set forth in the purposes powers enumerated in Section (33-3-10 of 1976 Code).

        To promote the organization of one or more financial institutions in accordance with applicable state and federal law, to own or lease real estate, to borrow and lend money and to accept mortgages and other security, and to conduct other business permitted by state law.

     9. Provisions which the incorporators elect to include in the articles of incorporation are as follows: N/A

     10.  The name and address of each incorporator is

        Mack I. Whittle, Jr.
        880 S. Pleasantburg Dr., Suite 4B
        Greenville, SC
        Greenville County

        Dated May 20, 1986
        /s/ Mack I. Whittle, Jr.


        STATE OF SOUTH CAROLINA

        COUNTY OF GREENVILLE

        The undersigned Mack I. Whittle, Jr., does hereby certify that he is the incorporator of Carolina First Corporation and is authorized to execute this verification; that the undersigned for himself does hereby further certify that he signed and was so authorized, has read the foregoing document, understands the meaning and purport of the statements therein contained and the same are true to the best of his information and belief.

     /s/ Mack I. Whittle, Jr.


                               CERTIFICATE OF ATTORNEY

     11. I, Wallace K. Lightsey, an attorney licensed to practice in the State of South Carolina, certify that the corporation, to whose articles of incorporation this certificate is attached, has complied with the requirements of Chapter 7 of Title 33 of the South Carolina Code of 1976, relating to the articles of incorporation, and that in my opinion, the corporation is organized for a lawful purpose.

     Dated May 21, 1986
     /s/ Wallace K. Lightsey
     P.O. Box 10207
     Greenville, SC 29603

                                  SECRETARY OF STATE
                                ARTICLES OF AMENDMENT

                         TO THE ARTICLES OF INCORPORATION OF
                              CAROLINA FIRST CORPORATION

          Pursuant to Authority of Section 33-15-10 the South Carolina Code of 1976 as amended, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation:

     1.   The name of the Corporation is Carolina First Corporation.

     2. The Registered Office of the Corporation is 44 E. Camperdown Way in the City of Greenville, County of Greenville and the State of South Carolina and the name of the Registered Agent at such address is Wallace K. Lightsey.

     3.   a.   The following Amendment of the Articles of Incorporation
     was adopted by the shareholders of the Corporation on:  N/A.

     b. At the date of adoption of the Amendment, the total number of all outstanding shares of the Corporation was 40,000. The total of such shares entitled to vote, and the vote of such shares was:

               Total Number of Shares Entitled:  N/A
               Number of Shares Voted For:  N/A
               Number of Shares Voted Against:  N/A

     c. At the date of adoption of the Amendment, the number of outstanding shares of each class entitled to vote as a class on the Amendment, and the vote of such shares, was: (if inapplicable, insert "none"): None

     4.   a.   Prior to the organizational meeting the Corporation and
     with the consent of the subscribers, the following Amendment was adopted by the Incorporator(s) on May 22, 1986.

               See attached "Minutes of Pre-Organizational Meeting of the Incorporators of Carolina First Corporation".

          b. The number of withdrawals of subscribers, if such be the case is zero (0).

          c. The number of Incorporators are one (1) and the number voting for the Amendment was (1) and the number voting against the Amendment was zero (0).

     5. The manner, if not set forth in the Amendment, in which any exchange, reclassification, or cancellation or issued shares provided for in the Amendment shall be effected, is as follows:
     (if not applicable, insert "no change"):  No change

     6. The manner in which the Amendment effects a change in the amount of stated capital, and amount of stated capital, expressed in dollars, as changed by the Amendment, is as follows: (if not applicable, insert "no change")

     The amendment increases the number of authorized shares of common stock from one million (1,000,000) to three million (3,000,000). The amount of authorized capital, as changed by the amendment, is now Three Million Dollars ($3,000,000).

     Dated June 17, 1986
     CAROLINA FIRST CORPORATION
     Mack I. Whittle, Jr., President, Secretary, Director



     STATE OF SOUTH CAROLINA
     COUNTY OF GREENVILLE

          The undersigned Mack I. Whittle, Jr., does hereby certify that he is duly elected and acting President and Secretary of Carolina First Corporation and is authorized to execute this document;
     that the undersigned for himself does hereby further certify that he signed and was so authorized, has read the foregoing document, understands the meaning and purport of the statements therein contained and the same are true to the best of his information and belief.

          Dated at Greenville, SC this 17th day of June 1986.

     /s/ Mack I. Whittle, Jr.

                                  SECRETARY OF STATE
                                ARTICLES OF AMENDMENT
                         TO THE ARTICLES OF INCORPORATION OF
                              CAROLINA FIRST CORPORATION

          Pursuant to Authority of Section 33-15-10 the South Carolina Code of 1976 as amended, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation:

     1.   The name of the Corporation is Carolina First Corporation.

     2. The Registered Office of the Corporation is 44 E. Camperdown Way in the City of Greenville, County of Greenville and the State of South Carolina and the name of the Registered Agent at such address is Wallace K. Lightsey.

     3.   a.   The following Amendment of the Articles of Incorporation
     was adopted by the shareholders of the Corporation on July 3, 1986.

          The number of authorized shares of common stock of the corporation shall be increased from three million (3,000,000) to five million (5,000,000).

     b. At the date of adoption of the Amendment, the total number of all outstanding shares of the Corporation was 40,000. The total of such shares entitled to vote, and the vote of such shares was:

     Total Number of Shares Entitled To Vote: 40,000
     Number of Shares Voted For:  40,000
     Number of Shares Voted Against:

     c. At the date of adoption of the Amendment, the number of outstanding shares of each class entitled to vote as a class on the Amendment, and the vote of such shares, was: (if inapplicable, insert "none"): None

     4.   a.   Prior to the organizational meeting the Corporation and
     with the consent of the subscribers, the following Amendment was adopted by the Incorporator(s) on ________________________.

          b. The number of withdrawals of subscribers, if such be the case is __________________________.

          c. The number of Incorporators are __________ and the number voting for the Amendment was __________ and the number voting against the Amendment was __________.

     5. The manner, if not set forth in the Amendment, in which any exchange, reclassification, or cancellation or issued shares provided for in the Amendment shall be effected, is as follows:
     (if not applicable, insert "no change"):  No change

     6. The manner in which the Amendment effects a change in the amount of stated capital, and amount of stated capital, expressed in dollars, as changed by the Amendment, is as follows: (if not applicable, insert "no change")

     The amendment increases the number of authorized shares of common stock from three million (3,000,000) to five million (5,000,000). The amount of authorized capital, as changed by the amendment, is now Five Million Dollars ($5,000,000).

     Dated July 14, 1986
     CAROLINA FIRST CORPORATION
     Mack I. Whittle, Jr., President, Secretary, Director



     STATE OF SOUTH CAROLINA

     COUNTY OF GREENVILLE

          The undersigned Mack I. Whittle, Jr., does hereby certify that he is duly elected and acting President and Secretary of Carolina First Corporation and is authorized to execute this document;
     that the undersigned for himself does hereby further certify that he signed and was so authorized, has read the foregoing document, understands the meaning and purport of the statements therein contained and the same are true to the best of his information and belief.

     Dated at Greenville, SC this 14th day of July 1986.

     /s/ Mack I. Whittle, Jr.

                        MINUTES OF PRE-ORGANIZATIONAL MEETING
                               OF THE INCORPORATORS OF
                              CAROLINA FIRST CORPORATION


               Pursuant to unanimous consent, a pre-organizational meeting of the incorporators of Carolina First Corporation was held on May 22, 1986, at the initial registered office of the corporation, 44 East Camperdown Way, Greenville, South Carolina. Present was Mack I. Whittle, Jr., being the only incorporator and director named in the Articles of Incorporation, and Wallace K. Lightsey, the initial registered agent of the corporation. Mr. Whittle served as Chairman of the meeting, and Mr. Lightsey served as Secretary. The Articles of Incorporation, which had been filed with the Secretary of State on May 21, 1986, were read. Upon motion duly made and seconded, and by unanimous consent, it was voted to amend the Articles of Incorporation in the following respects: (1) to increase the authorized number of shares of common stock from one million (1,000,000) to three million (3,000,000); (2) to provide that holders of shares of common stock shall not have the right to cumulate their votes in the election of directors; (3) to provide that holders of shares of common stock shall not have preemptive rights to subscribe for additional shares on a pro rata basis when such additional shares are offered for sale by the Corporation; (4) to require the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding stock of the corporation entitled to vote for approval if (a) this corporation merges or consolidates with any other corporation, if such other corporation and its affiliates in the aggregate are directly or indirectly the beneficial owners of more than five percent (5%) of the total voting power of all outstanding shares of the voting stock of this corporation (such other corporation being herein referred to as a "Related Corporation"), or if (b) this corporation sells or exchanges all or a substantial part of its assets to or with such Related Corporation, or if (c) this corporation issues or delivers any stock or other securities of its issue in exchange or payment for any properties or assets of such Related Corporation or securities issued by such Related Corporation, or in a merger of any affiliate of this Corporation with or into such Related Corporation or any of its affiliates; provided, however, that the foregoing shall not apply to any such merger, consolidation, sale or exchange, or issuance or delivery of stock or other securities which was approved by the affirmative vote of not less than eighty percent (80%) of the directors, nor shall it apply to any such transaction solely between this corporation and another corporation fifty percent (50%) or more of the voting stock of which is owned by this corporation. For the purposes hereof, an "affiliate" is any person (including a corporation, partnership, trust, estate or individual) who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the manage-
               ment and policies of a person, whether through the ownership of voting securities, by contract, or otherwise; and, in computing the percentage of outstanding voting stock beneficially owned by any person, the shares outstanding and the shares owned shall be determined as of the record date fixed to determine the stockholders entitled to vote or express consent with respect to such proposal. The stockholder vote, if any, required for mergers, consolidations, sales or exchanges of assets or issuances of stock or other securities not expressly provided for in these Articles of Incorporation, shall be such as may be required by applicable law. A "substantial part" of the corporation's assets shall mean assets the book value of which constitutes more than twenty percent (20%) of the book value, or the fair market value of which constitutes more than twenty percent (20%) of the fair market value, of the total assets of the corporation and its subsidiaries taken as a whole;

         (5) to provide that the Board of Directors, when evaluating any offer of another party to (a) make a tender or exchange offer for any equity security of this corporation, (b) merge or consolidate this corporation with another corporation, or
               (c) purchase or otherwise acquire all or substantially all of the properties and assets of this corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of this corporation and its stockholders, give due consideration to (i) all relevant factors, including without limitation the social, legal, environmental and economic effects on the employees, customers, suppliers and other constituencies of this corporation and its subsidiaries, on the communities and geographical areas in which this corporation and its subsidiaries operate or are located and on any of the businesses and properties of this corporation or any of its subsidiaries, as well as such other factors as the directors deem relevant, and (ii) not only the consideration being offered, in relation to the then current market price for the corporation's outstanding shares of capital stock, but also in relation to the then current value of the corporation in a freely negotiated transaction and in relation to the board of directors' estimate of the future value of this corporation (including the unrealized value of its properties and assets) as an independent going concern;

          (6) to provide that any shareholder entitled to vote for the election of directors may make nominations for the election of directors only by giving written notice to the Secretary of the corporation at least 30 days but not more than 60 days prior to the annual meeting of shareholders at which directors are to be elected, unless such requirement is waived in advance of the meeting by the Board of Directors;

          (7) to require the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding voting securities of the corporation to remove any Director or the entire Board of Directors without cause;

          (8) to provide for staggered terms of the members of the Board of Directors, in the following manner: When the Board of Directors shall consist of nine

          (9) or more members, in lieu of electing the whole number of Directors annually, the Directors shall be divided by the Board into three classes, each class to be as nearly equal in number as possible. The term of office of

               Directors of the first class shall expire at the first annual meeting of shareholders after their election, that of the second class shall expire at the second annual meeting after their election, and that of the third class shall expire at the end of the third annual meeting after their election. At each annual meeting after such classification the number of Directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting; (9) to require the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding voting securities of the Corporation to approve the dissolution of the Corporation, unless not less than eighty percent (80%) of the Directors approve such dissolution, in which case approval by affirmative vote of the holders of a majority of the outstanding voting securities of the corporation shall be sufficient; and (10) to require the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding voting securities of the Corporation to amend the provisions of the Articles of Incorpora-tion set forth in Paragraphs (4) through (9) hereinabove, unless not less than eighty percent (80%) of the Directors approve such amendment, in which case approval by affirmative vote of the holders of two-thirds (2/3) of the outstanding voting securities of the corporation shall be sufficient.

               There being no further business, the meeting was adjourned.

     /s/ Wallace K. Lightsey
     Acting Secretary

     ATTEST:
     /s/ Mack I. Whittle, Jr.
     Acting Chairman

                              STATE OF SOUTH CAROLINA
                                  SECRETARY OF STATE

                                ARTICLES OF AMENDMENT

          Pursuant to Section 33-10-106 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts the following
     Articles of Amendment to its Articles of Incorporation:

     1.   The name of the corporation is Carolina First Corporation.

     2.   On April 5, 1989, the corporation adopted the following
     Amendment(s) of its Articles of Incorporation:

          A director of the corporation shall not be personally liable to the corporation or any of its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not be deemed to eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve gross negligence, intentional misconduct, or a knowing violation of laws; (iii) imposed under Section 33-8-330 of the Act (improper distribution to shareholder); or
          (iv) for any transaction from which the director derived an improper personal benefit."

     3. The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert "not applicable" or "NA"). N/A

     4.   Complete either a or b, whichever is applicable.

     X    a.   Amendment(s) adopted by shareholder action. At the date
     of adoption of the amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

     Voting Group:  N/A
     Number of Outstanding Shares:  1,615,000
     Number of Votes Entitled to be Cast:  1,615,000
     Number of Votes Represented at the Meeting:  1,356,070
     Number of Undisputed* Shares Voted For:  1,289,052
     Number of Undisputed* Shares Voted Against:  59,548
     (7,470 abstaining)

     *NOTE:    Pursuant to Section 33-10-106(6)(i), the corporation can
     alternatively state the total number of undisputed shares cast for the amendment by each voting group together with a statement that the number of votes cast for the amendment by each voting group was sufficient for approval by that voting group.

          b. The Amendment(s) was duly adopted by the incorporators or board of directors without shareholder approval pursuant to section mark 33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South
     Carolina Code as amended, and shareholder action was not required.

     5. Unless a delayed date is specified, the effective date of these Arti-cles of Amendment shall be the date of acceptance for filing by the Secretary of State (See section mark 33-1-230(b)):

     Dated: April 17, 1989
     Carolina First Corporation
     /s/ William S. Hummers III
     Senior Vice President, Secretary and Treasurer

                               STATE OF SOUTH CAROLINA
                                  SECRETARY OF STATE
                                ARTICLES OF AMENDMENT

     Pursuant to section mark Section 33-10-106 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

     1.   The name of the corporation is Carolina First
     Corporation.

     2.   On   April 9, 1991, the corporation adopted the following
          Amendments to its Articles of Incorporation:


          Amendment #1.

               The text set forth on pages 2 and 3 of the "Minutes of Pre-Organizational Meeting of Incorporators of Carolina First Corpo-ration" (incorporated into the Company's Articles of Incorpora-tion by the Articles of Amendment filed on June 18, 1986) begin-ning with the third line on page 2 and ending with the word "specified" on the eleventh line on page 3 is hereby replaced with the text set forth below. The language being replaced by this Amendment #1 is set forth on Exhibit A attached hereto. The text of the Amendment is as follows:

               (4) to require the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding stock of the corporation entitled to vote for approval if (a) this corporation merges or consolidates with any other corporation, or if (b) this corporation sells or exchanges all or a substantial part of its assets to or with any other corporation, or if (c) this corpora-tion issues or delivers any stock or other securities of its issue in exchange or payment for any properties or assets of any other corporation, or securities issued by any other corporation, or in a merger of any subsidiary of this corporation (80% or more of the common stock of which is held by this corporation) with or into any other corporation; provided, however, that the foregoing shall not apply to any plan of merger or consolidation, or sale or exchange of assets, or issuance or delivery of stock or other securities which was approved (or adopted) and recommended without condition by the affirmative vote of not less than eighty percent (80%) of the directors, nor shall it apply to any such transaction solely between this corporation and another corpora-tion fifty percent (50%) or more of the voting stock of which is owned by this corporation. The Board of Directors shall be permitted to condition its approval (or adoption) of any plan of merger or exchange of assets, or issuance or delivery of stock or securities upon the approval of holders of eighty percent (80%) of the outstanding stock of this corporation entitled to vote on such plan of merger or consolidation, or sale or exchange of assets, or issuance or delivery of stock or securities.

          Amendment #2.

                 The Articles of Incorporation are hereby amended to increase the authorized common stock of the Company from five million (5,000,000) to twenty million (20,000,000).

              The Articles of Incorporation are hereby amended to authorize for issuance, ten million (10,000,000) shares of preferred stock. The relative rights, preferences and limitations of such pre-ferred stock shall be determined by the Company's Board of Directors in its sole discretion. The Company's Board of Direc-tors shall have the sole authority to issue shares of such preferred stock to whomever and for whatever purposes it, in its sole discretion, deems appropriate. The Board is expressly authorized to divide such preferred shares into separate series, with each series separately designated so as to distinguish the shares thereof from the shares of all other series. Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series. Among other things, the Board may designate the following variations among any of the various series of preferred stock without further action of the share-holders of the Company:

               (a) the distinctive serial designation and the number of shares constituting such series; (b) the dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date(s) the payment date(s) for dividends, and the participating or other special rights, if any, with respect to dividends;(c) the voting powers, full or limited, if any, of shares of such series; (d) whether the shares of such series shall be redeemable and, if so, the price(s) at which, and the terms and conditions on which, such shares may be redeemed; (e) the amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the association; (f) whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its applica-tion, including the price(s) at which such shares may be redeemed or purchased through the application of such fund; (g) whether the shares of such series shall be convertible into, or exchange-able for, shares of any other class or classes of stock of the association and, if so, the conversion price(s) or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange; (h) the price or other consideration for which the shares of such series shall be issued; and (i) whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

     3. The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as
          follows:   N/A

     4.   Complete either a or b, whichever is applicable.

          a. [X]  Amendments adopted by shareholder action.

          At the date of adoption of the amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

     Amendment #1


             Number of     Number of        Number of Votes  Number of Undisputed*
     Voting  Outstanding   Votes Entitled   Represented at      Shares Voted
     Group   Shares        to be Cast       the Meeting       For        Against
     Common   2,681,540     2,681,540         2,336,042      2,165,150   170,892
     Stock

     Amendment #2

             Number of     Number of        Number of Votes  Number of Undisputed*
     Voting  Outstanding   Votes Entitled   Represented at      Shares Voted
     Group   Shares        to be Cast       the Meeting       For        Against
     Common   2,681,540     2,681,540         2,336,042      2,163,011   173,031
     Stock

     b. [ ] The Amendment(s) was duly adopted by the incorporators or board of directors without shareholder approval pursuant to section mark 33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina Code as amended, and shareholder action was not required.

     5. Unless a delayed date is specified, the effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State (See section mark
          33-1-230(b)):


     Date:   May 3, 1991                          Carolina First Corporation
          (Name of Corporation)
                                             By:  /s/ William S. Hummers III
                                                 William S. Hummers III
                                                 Executive Vice President

     Exhibit A
       Text of Articles being replaced

       (4) to require the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding stock of the corporation entitled to vote for approval if (a) this corporation merges or consolidates with any other corporation, if such other corporation and its affiliates in the aggregate are directly or indirectly the beneficial owners of more than five percent (5%) of the total voting power of all outstanding shares of the voting stock of this corporation (such other corporation being herein referred to as a "Related Corporation"), or if (b) this corporation sells or exchanges all or a substantial part of its assets to or with such Related Corporation, or if (c) this corporation issues or delivers any stock or other securities of its issue in exchange or payment for any properties or assets of such Related Corporation, or securities issued by such Related Corporation, or in a merger of any affiliate of this Corporation with or into such Related Corporation or any of its affiliates; provided, however, that the foregoing shall not apply to any such merger, consolidation, sale or exchange, or issuance or delivery of stock or other securities which was approved by the affirmative vote of not less than eighty percent (80%) of the directors, nor shall it apply to any such transaction solely between this corporation and another corporation fifty percent (50%) or more of the voting stock of which is owned by this corporation. For the purposes hereof, an "affiliate" is any person (including a corporation, partnership, trust, estate or individual) who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

                               STATE OF SOUTH CAROLINA
                                  SECRETARY OF STATE

                                ARTICLES OF AMENDMENT


     Pursuant to Section 33-10-106 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:


     1.   The name of the corporation is Carolina First Corporation.

     2. On April 24, 1992, the corporation adopted the following Amendment of its Articles of Incorporation:

            The Articles of Incorporation of Carolina First Corporation are hereby amended to establish a series of Preferred Stock of the Corporation consisting of 460,000 shares, no par value, designated "Cumulative Convertible Preferred Stock Series 1992" having the preferences, limitations and relevant rights set forth below.

       Section I.  Dividend Rights

            (a) The holders of the Preferred Stock shall be entitled to receive when, as and if declared by the Board of Directors, out of funds legally available therefor, quarterly cumulative cash dividends, payable on the first day of January, April, July and October in each year (a "Quarterly Dividend Payment Date") commencing on the first Quarterly Dividend Payment Date after Preferred Stock is first issued, in the following amounts:

          (i) $0.52 per share, plus

          (ii) an amount per share equal to the excess, if any, over $.78 of (A) the aggregate per share amount of all cash dividends declared on the Company's $1 par value Common Stock (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date (or with respect to the June 1, 1992 Quarterly Dividend Payment Date, since December 31, 1991) multiplied by (B) the number of shares of Common Stock into which a share of Preferred Stock is convertible on the Quarterly Dividend Payment Date on which the dividend is to be paid.

            (b) In its discretion, the Corporation may offer, and the holders of the Preferred Stock may, upon their election, receive, Common Stock of the Corporation in lieu of receiving the cash dividends to which they are otherwise entitled to pursuant to this Section I, provided, however, that if the Corporation elects to offer payment of Common Stock in lieu of cash dividends, the Corporation and the holders of Preferred Stock shall take all such actions as shall be necessary to comply with all applicable law, including without limitation, the federal securities laws of the United States and any applicable state blue sky laws.

            (c) Dividends for the first Quarterly Dividend Payment Date shall be pro rated based on the number of days that shall have elapsed since the original issuance of the Preferred Stock. Dividends payable on the Preferred Stock shall be computed based on a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear on the stock books of the Corporation on such record date, not more than 60 days nor less than 10 days preceding the Quarterly Dividend Payment Date, from time to time fixed in advance by the Board of Directors of the Corporation, or if no record date is fixed, to holders of record as of the close of business on the date on which the dividend is declared.

            (d) As long as any Preferred Stock is outstanding, the Corporation may not declare or pay any dividends (whether in cash or property) on shares of the Common Stock or shares of a class of stock ranking junior to the Preferred Stock, unless all dividends on all outstanding Preferred Stock, for all past dividend periods, have been paid, or declared and sums sufficient for the payment thereof set apart. Any dividends paid in part on the shares of the Preferred Stock and any shares of other Preferred Stock ranking on a parity, as to dividends, with the Preferred Stock, must be paid ratably in proportion to the accrued but unpaid dividends to which the holders of all such parity shares are respectively entitled. No interest or sum of money in lieu of interest will be payable in respect of any dividend payment or payments on Preferred Stock.

            (e) For purposes of Section I, unless the context otherwise requires, "dividend," as it pertains to Common Stock, shall mean the transfer of cash or property without consideration, to the holder of Common Stock, whether by way of dividend or otherwise, other than Common Stock of the Corporation, or the purchase or redemption of Common Stock or other preferred stock of this Corporation (other than redemptions set forth in Section II below or repurchases of common stock held by employees or consultants of this Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase) for cash or property, including any such transfer, purchase or redemption by a subsidiary of this Corporation.

       Section II. Redemption Provisions

            (a) Subject to the terms and conditions set forth below, the Corporation may, at any time after June 1, 1992 upon payment of all unpaid dividends thereon, including accrued dividends, whether or not declared, at the option of the Board of Directors, redeem all or part of the outstanding shares of the Preferred Stock, provided that the Corporation shall give written notice by mail, postage prepaid, to the holders of the Preferred Stock to be redeemed at least thirty (30) days, but not more than sixty
       (60) days, prior to the date specified for redemption (the "Redemption Date"). Such notice shall be addressed to each such shareholder at the address of such holder appearing on the books of the Corporation or given by such holder to the Corporation for the purpose of notice, or if no such address appears or is so given, at the place where the principal office of the Corporation is located. Such notice, which shall be deemed to have been given on the date that it is first placed in the U.S. Mail, shall state the Redemption Date, the Redemption Price (as hereinafter defined), the number of shares of Preferred Stock of such holders to be redeemed and the date of termination of the right to convert the shares of Preferred Stock of such holder to Common Stock pursuant to Section III hereof and shall call upon such holder to surrender such holder's Preferred Stock to the Corporation on or before the Redemption Date at the place designated in the notice. On or after the Redemption Date, each holder of shares of

       Preferred Stock called for redemption shall surrender the certificate evidencing such shares to the Corporation (except that such number of shares shall be reduced by the number of shares which have been converted in accordance with the provisions hereof) and shall thereupon be entitled to receive payment of the Redemption Price. If less than all of the outstanding shares of Preferred Stock are to be redeemed, then the Corporation shall redeem a pro rata portion from each holder of Preferred Stock.

            (b) If the Corporation elects to redeem the Preferred Stock prior to June 1, 2000, the Corporation shall pay $25 per share plus a premium over the $25, which premium shall be 8% on June 1, 1992 and shall decline by 1% per annum from June 1, 1992 until June 1, 2000 at which time and thereafter the Preferred Stock may be redeemed at $25 per share (the $25 per share plus any applicable premium being referred to hereinafter as the "Redemption Price"). Notwithstanding the foregoing, the Preferred Stock may not be redeemed prior to June 1, 1995, unless, for a period of 20 consecutive business days ending within five days of the date of the notice of redemption, the Fair Market Price of the Common Stock has been at least 125% of the Conversion Price (as such has been adjusted pursuant to Section III hereof). For purposes of these Articles, "Fair Market Price" means the average of the last reported sale prices of the Common Stock on the preceding 20 consecutive business days on the principal exchange on which the Common Stock is listed or, as the case may be, the NASDAQ National Market.

            (c) From and after the Redemption Date (unless default shall be made by the Corporation in duly paying the Redemption Price in which case all the rights of the Preferred Stock called for redemption shall continue) the holders of the shares of the Preferred Stock called for redemption shall cease to have any rights as stockholders of the Corporation, except the right to receive, without interest, the Redemption Price thereof upon surrender of certificates representing the shares of Preferred Stock.

            (d) Notwithstanding the foregoing, if any dividends on the Preferred Stock are in arrears, no shares of Preferred Stock may be redeemed, unless all outstanding shares of Preferred Stock are simultaneously redeemed and all accrued dividends paid, and the Corporation shall not purchase or otherwise acquire any shares of Preferred Stock; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Preferred Stock by the Corporation pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Preferred Stock.

            (e) There shall be no redemption of any shares of Preferred Stock of the Corporation where such action would be in violation of applicable law.

       Section III.  Conversion Rights

            (a) Shares of the Preferred Stock will be convertible at any time at the option of the holder into fully-paid and non-assessable shares of Common Stock of the Corporation at a conversion price of $11.00 per share of Common Stock (equivalent to a conversion ratio of approximately 2.273 shares of Common Stock for each share of Preferred Stock), subject to adjustment as described below (the "Conversion Price") (except that a share of Preferred Stock that has been called for redemption will not be convertible after the close of business on the third day preceding the Redemption Date unless the Corporation shall default in making payment of the amount payable upon such redemption).

          (b) The number of shares of Common Stock into which each share of the Preferred Stock is convertible shall be adjusted from time to time as follows:

               (i) In case the Corporation shall at any time or from time to time declare or pay any dividend on its Common Stock payable in its Common Stock or effect a subdivision of the outstanding shares of its Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in its Common Stock), then, and in each such case, the number of shares of Common Stock into which each share of the Preferred Stock is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (A) the number of shares of Common Stock into which such share was convertible immediate-ly prior to the occurrence of such event by (B) a fraction, the numerator of which is the sum of (I) the number of shares of Common Stock into which such share was convertible immediately prior to the occurrence of such event plus (II) the number of shares of Common Stock which such holder would have been entitled to receive in connection with the occurrence of such event had such share been converted immediately prior thereto, and the denominator of which is the number of shares of Common Stock determined in accordance with clause (I) above. An adjustment made pursuant to this subsection (b)(i) shall become effective
       (A) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend, or (B) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective;

                 (ii) In case the Corporation at any time or from time to time shall combine or consolidate the outstanding shares of its Common Stock into a lesser number of shares of Common Stock, by reclassification or otherwise, then, and in each such case, the number of shares of Common Stock into which each share of the Preferred Stock is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (A) the number of shares of Common Stock into which such share was convertible immediately prior to the occurrence of such event by (B) a fraction, the numera-tor of which is the number of shares which the holder would have owned after giving effect to such event had such share been converted immediately prior to the occurrence of such event and the denominator of which is the number of Common Shares into which such share was convertible immediately prior to the occurrence of such event. An adjustment made pursuant to this subsection (b)(ii) shall become effective at the close of business on the day immediately prior to the day upon which such corporate action becomes effective;

                 (iii) In case the Corporation at any time or from time to time shall issue rights or warrants to all holders of shares of its Common Stock entitling them to subscribe for or purchase shares of its Common Stock (or securities convertible into its Common Stock) at a price per share (or having a conversion price per share) less than the

       Fair Market Price per share of Common Stock on the date such right or warrant is exercised then, and in each such case (unless the holders of shares of the Preferred Stock shall be permitted to subscribe for or purchase shares of Common Stock on the same basis as though such shares of the Preferred Stock had been converted into shares of Common Stock immediately prior to the close of business on the record date fixed for the determination of shareholders entitled to receive such right or warrant), the number of shares of Common Stock into which each share of the Preferred Stock is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (A) the number of shares of Common Stock into which such share was convertible immediately prior to such event by (B) a fraction, the numerator of which shall be the sum of (I) the number of shares of Common Stock outstanding on such record date plus (II) the number of additional shares of Common Stock actually purchased pursuant to such rights or warrants, and the denominator of which shall be the sum of (I) the number of shares of Common Stock outstanding on such record date plus (II) the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of shares of Common Stock so sold would purchase at such Fair Market Price on such record date. An adjustment made pursuant to this subsection (b)(iii) shall be made upon the close of the period during which shareholders may subscribe for or purchase shares of Common Stock. Holders of Preferred Stock who exercise their conversion rights during the period during which outstanding warrants or rights may be exercised shall receive the additional shares of Common Stock as provided in this subsection
       (b)(iii). For purposes of this subsection (b)(iii), the granting of rights to purchase Common Stock (whether treasury shares or newly issued shares) pursuant to any employee benefit or compensation plan or any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation, and the investment of additional optional amounts, in shares of Common Stock, in any such case at a price per share of not less than 95% of the fair market price (determined as provided in such plans) per share of Common Stock, shall not be deemed to constitute an issue of rights or warrants by the Corporation within the meaning of this subsection (b)(iii); and

               (iv) In case the Corporation at any time or from time to time shall declare, order, pay or make a dividend or other distribution on its Common Stock, (including, without limitation, any distribution of other or additional securities or property or rights or warrants to subscribe for, at less than fair market value as determined in good faith by the Board of Directors, other securities of the Corporation or any of its subsidiaries by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement) other than a dividend payable in cash or shares of the Corporation's Common Stock or rights or warrants to subscribe for shares of the Corporation's Common Stock, then, and in each such case (unless the holders of shares of the Preferred Stock shall receive any such dividend or other distribution on the same basis as though such shares of the Preferred Stock had been converted into shares of Common Stock immediately prior to the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or other distribution), the number of shares of Common Stock into which each share of the Preferred Stock is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (A) the number of shares of Common Stock into which such share was convertible immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or distribution by (B) a fraction, the numerator of which shall be the Fair Market Price per share of Common Stock on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or distribution, and the denominator of which shall be such Fair Market Price per share of Common Stock less the fair value of such dividend or distribution (as determined in good faith by the Board of Directors of the Corporation, a certified resolution with respect to which shall be filed with each transfer agent for the Preferred Stock) payable in respect of one share of Common Stock. An adjustment made pursuant to this subsection (b)(iv) shall be made upon the opening of business on the next business day following the date on which any such dividend or distribution is made and shall be effective retroactively immediately after the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or distribution;

            (c) The holder of any shares of Preferred Stock may exercise the conversion rights as to such shares or any part thereof by delivering to the Corporation during regular business hours, at the office of any transfer agent of the Corporation for the Preferred Stock, or at the principal office of the Corporation, the certificate or certificates for the shares to be converted, duly endorsed for transfer to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares. Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the "Conversion Date." As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and, as provided in Subsection III(d) hereof, a check for cash with respect to any fractional interest in a share of Common Stock. The holder shall be deemed to have become a shareholder of record on the applicable Conversion Date unless the transfer books of the Corporation are closed on the date, in which event he shall be deemed to have become a Common Stock shareholder of record on the next succeeding date on which the transfer books are open, but the Conversion Price shall be that in effect on the Conversion Date. Upon conversion of only a portion of the number of shares of Preferred Stock represented by a certificate surrendered for conversion, the Corporation shall issue and deliver upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Preferred Stock representing the unconverted shares of the certificate so surrendered.

            (d) No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Preferred Stock. If more than one share of Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest equal to the Fair Market Price of such fractional interest.

            (e) The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all Preferred Stock from time to time outstanding.

            (f) If any shares of Common Stock to be reserved for the purpose of conversion of shares of Preferred Stock require registration or listing with, or approval of, any governmental authority, stock exchange, or other regulatory body under any federal or state law or regulation or otherwise, before such shares may be validly issued or delivered upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration, listing or approval, as the case may be.

            (g) All shares of Common Stock which may be issued upon conversion of the shares of Preferred Stock will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable.

            (h) Upon conversion of any shares of the Preferred Stock, the holder thereof shall not be entitled to receive any accumulated, accrued or unpaid dividends in respect of the shares so converted, provided that such holder shall be entitled to receive any dividends on such shares of the Preferred Stock declared prior to such conversion if such holder held such shares on the record date fixed for the determination of holders of the Preferred Stock entitled to receive payment of such dividend. Shares of Preferred Stock surrendered for conversion after the record date next preceding a dividend payment date for the Preferred Stock and before the dividend payment date must be accompanied by payment of an amount equal to the dividend to be accrued thereon between the date surrendered for conversion and such dividend payment date.

       Section IV.  Voting

            (a) Except as otherwise expressly required by applicable law or as described below, holders of the Preferred Stock shall not be entitled to vote on any matter, and shall not be entitled to notice of any meeting of shareholders of the Corporation. Except as otherwise expressly required by applicable law, whenever the approval or other action of holders of the Preferred Stock is required by applicable law or by the Corporation's Articles of Incorporation, each share of the Preferred Stock shall be entitled to one vote and the affirmative vote of a majority of such shares at a meeting at which a majority of such shares are present or represented shall be sufficient to constitute such approval or other action.

            (b) Unless a higher percentage is otherwise expressly required by applicable law, approval of a majority of Preferred Stock outstanding may and shall be required to amend the Articles of Incorporation of the Corporation (i) to create or authorize any class of stock ranking prior or equal to the Preferred Stock in respect of dividends or distribution of assets on liquidation or otherwise alter or abolish the liquidation preferences or any other preferential right of the Preferred Stock, (ii) to reduce the Redemption Price or otherwise alter any redemption rights of the Preferred Stock, (iii) to alter or abolish any right of the Preferred Stock to receive dividends, or (iv) to exclude or limit the voting rights as to these matters.

            (c) If at any time the Corporation is in arrears in the payment of dividends on the Preferred Stock in an aggregate amount at least equal to the full accrued dividends for six quarterly dividend periods, the number of directors of the Company will be increased by two and the holders of the Preferred Stock, voting separately as a single class, will have the right to elect two directors to fill the positions so created, and such right will continue until all dividends in arrears for any past dividend period have been paid in full.

            (d) In the event any vacancy shall occur in the case of a director elected by holders of Preferred Stock voting as a class, a special meeting of the holders of shares of Preferred Stock shall be called promptly to fill any such vacancy. Such meeting shall be held within 40 days after such call at a place and upon notice as provided for the holding of meetings of stockholders, except that no such special meeting shall be required to be called if any such vacancy shall occur less than 90 days before the date fixed for the Annual Meeting of Stockholders. The directors elected by the class vote of holders of Preferred Stock shall serve until the next Annual Meeting of Stockholders or until their successors shall be elected and qualified; provided, however, that whenever during the term of office of the directors so elected, all accumulated dividends shall have been paid or declared and funds set aside for payment, the term of office of such directors shall forthwith terminate.

       Section V.  Liquidation

            (a) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of shares of the Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders whether from capital, surplus or earnings and before any payment shall be made in respect of the Corporation's Common Stock or on any other class of stock ranking junior to the Preferred Stock, an amount equal to $25.00 per share, plus all unpaid dividends (whether or not declared) accrued thereon to the date fixed for distribution. After setting apart or paying in full the preferential amounts due the holders of the Preferred Stock, the remaining assets of the Corporation available for distribution to stockholders, if any, shall be distributed exclusively to the holders of Common Stock or as otherwise provided in the Corporation's Articles of Incorporation. If upon liquidation, dissolution, or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of the Preferred Stock the full amounts to which they respectively shall be entitled, the holders of the Preferred Stock shall share ratably in any distribution of assets.

            (b) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the Corporation shall, within ten (10) days after the date the Board of Directors approves such action, or at least twenty (20) days prior to any shareholders' meeting called to approve such action, or within twenty (20) days after the commencement of any involuntary proceeding, whichever is earlier, give each holder of shares of Preferred Stock initial written notice of the proposed action. Such initial written notice shall describe the material terms and conditions of such proposed action, including a de-scription of the stock, cash, and property to be received by the holders of shares of Preferred Stock upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the Corporation shall promptly give written notice to each holder of shares of Preferred Stock of such material change. The Corporation shall not consummate any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation before the expiration of thirty (30) days after the mailing of the initial notice or ten (10) days after the mailing of any subsequent written notice, whichever is later, provided that any such thirty-day or ten-day period may be shortened upon the written consent of the holders of all of the outstanding shares of Preferred Stock.

            (c) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation which will involve the distribution of assets other than cash, the Corporation shall promptly engage competent independent appraisers to determine the value of the assets to be distributed to the holders of shares of Preferred Stock. The Corporation shall, upon receipt of such appraise's valuation, give prompt written notice to each holder of shares of Preferred Stock of the appraiser's valuation.

       Section VI. Reacquired Shares

            Any shares of the Preferred Stock redeemed or purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions or restrictions on issuance set forth herein.

       Section VII.  Adjustments For Consolidation, Merger, Etc.

            In case the Corporation, (i) shall consolidate with or merge into any other entity and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) shall permit any other entity to consolidate with or merge into the Corporation and the Corporation shall be the continuing or surviving entity, but, in connection with such consolidation or merger, the Common Stock shall be changed into or exchanged for stock or other securities of any other entity or cash or any other property, (iii) shall transfer all or substantially all of its properties or its assets to any other entity, or (iv) shall effect a capital reorganization or reclassification of the Common Stock (other than a capital reorganization or reclassification resulting in the issuance of additional shares of Common Stock for which adjustment is provided in Section III), then, in each such case, there will be no adjustment of the Conversion Price but the holder of each share of Preferred Stock then outstanding will have the right thereafter to convert such share into the kind and amount of securities, cash or other property that the holder would have owned or been entitled to receive immediately after such consolidation, merger, exchange, sale or transfer if such share had been converted into Common Stock immediately before the effective date of such consolidation, merger, exchange, sale or transfer. In the event that the Corporation engages in a transaction set forth in (i)-(iv) above and the Preferred Shareholders do not convert as provided in the preceding sentence, then the continuing or surviving entity shall be obligated to redeem all remaining outstanding shares of Preferred Stock, and the Preferred Shareholders shall surrender their Preferred Shares for redemption, all in accordance with Section II hereof.

       Section VIII.  Reports as to Adjustments

            Whenever the number of shares of Common Stock into which the shares of the Preferred Stock are convertible is adjusted as provided in Section III, the Corporation shall (i) promptly compute such adjustment and furnish to each transfer agent for the Preferred Stock a certificate, signed by a principal financial officer of the Corporation, setting forth the number of shares of Common Stock into which each share of the Preferred Stock is convertible as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof and when such adjustment will become effective and (ii) promptly mail to the holders of record of the outstanding shares of the Preferred Stock a notice stating that the number of shares into which the shares of Preferred Stock are convertible has been adjusted and setting forth the new number of shares into which each share of the Preferred Stock is convertible as a result of such adjustment and when such adjustment will become effective.

       3. The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows:
            Not Applicable

       4.   Complete either a or b, whichever is applicable.

            a. [ ]  Amendment(s) adopted by shareholder action.

            b. [x] The Amendment was duly adopted by the incorporators or board of directors without shareholder approval pursuant to section mark 33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina Code as amended, and shareholder action was not required.

       5. The effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State.

       Date: April 27, 1992              CAROLINA FIRST CORPORATION

                                     By: /s/ Mack I. Whittle, Jr.
                                         Mack I. Whittle, Jr.
                                         President and Chief Executive Officer

                               STATE OF SOUTH CAROLINA
                                  SECRETARY OF STATE
                                ARTICLES OF AMENDMENT

       Pursuant to Section 33-10-106 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

        1.  The name of the corporation is Carolina First Corporation.

        2. On February 24, 1993, the corporation adopted the following Amendment of its Articles of Incorporation:

                 The Articles of Incorporation of Carolina First
            Corporation are hereby amended to establish a series of Preferred Stock of the Corporation consisting of 621,000 shares, no par value, designated "Noncumulative Convertible Preferred Stock Series 1993" having the preferences, limitations and relevant rights set forth below (the "Series 1993 Preferred Stock").

            Section I.  Dividend Rights
                 (a) The holders of the Series 1993 Preferred Stock shall be entitled to receive when, as and if declared by the Board of Directors, in their discretion, out of funds legally available therefor, quarterly noncumulative cash dividends, payable on the first day of January, April, July and October in each year (a "Quarterly Dividend Payment Date") commencing on the first Quarterly Dividend Payment Date after Series 1993 Preferred Stock is first issued, in the following amounts:

                      (i) $0.46875 per share, plus


                      (ii) an amount per share equal to the excess, if any, over $0.703125 of (A) the aggregate per share amount of all cash dividends declared on the Corporation's $1 par value Common Stock (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date (or with respect to the July 1, 1993 Quarterly Dividend Payment Date, since March 31, 1993) multiplied by (B) the number of shares of Common Stock into which a share of Series 1993 Preferred Stock is convertible on the Quarterly Dividend Payment Date on which the dividend is to be paid.

     The Series 1993 Preferred Stock is subordinate to the Cumulative Convertible Preferred Stock Series 1992 (the "Series 1992 Preferred Stock") with respect to dividends. Accordingly, no dividends in cash or property may be paid with respect to the Series 1993 Preferred Stock unless all dividends, including accrued but unpaid dividends, with respect to the Series 1992 Preferred Stock have been paid or sums sufficient set aside therefor.

     (b) In the event that the Corporation declares a cash dividend on the Series 1993 Preferred Stock, the Corporation, in its discretion, may offer, and the holders of the Series 1993 Preferred Stock may, upon their election, receive, Common Stock of the Corporation in lieu of receiving the cash dividends, provided, however, that if the Corporation elects to offer payment of Common Stock in lieu of cash dividends, the Corporation and the holders of Series 1993 Preferred Stock shall take all such actions as shall be necessary to comply with all applicable law, including without limitation, the federal securities laws of the United States and any applicable state blue sky laws.

     (c) Dividends payable on the Series 1993 Preferred Stock shall be computed based on a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear on the stock books of the Corporation on such record date, not more than 60 days nor less than 10 days preceding the Quarterly Dividend Payment Date, from time to time fixed in advance by the Board of Directors of the Corporation, or if no record date is fixed, to holders of record as of the close of business on the date on which the dividend is declared.

     (d) The cash dividends on the Series 1993 Preferred Stock are noncumulative and, accordingly, irrespective of whether or not any regular quarterly cash dividends on the Series 1993 Preferred Stock for past periods have been paid, the Corporation may declare and pay dividends on shares of the Common Stock (and on the Series 1992 Preferred Stock). However, the Corporation may not pay dividends on the Common Stock, other than dividends in Common Stock, in a particular calendar quarter unless the regular cash dividends on the Series 1993 Preferred Stock payable on the Quarterly Dividend Payment Date within that particular calendar quarter have been paid or sums sufficient therefor set aside. Any dividends paid in part on the shares of the Series 1993 Preferred Stock and any shares of other preferred stock ranking on a parity, as to dividends, with the Series 1993 Preferred Stock, must be paid ratably in proportion to the dividendsto which the holders of all such parity shares are respectively entitled. No interest or sum of money in lieu of interest will be payable in respect of any dividend payment or payments on Series 1993 Preferred Stock.

Section II. Redemption Provisions

     (a) Subject to the terms and conditions set forth below, the Corporation may, at any time after July 1, 1993, at the option of the Board of Directors, redeem all or part of the outstanding shares of the Series 1993 Preferred Stock, provided that the Corporation shall give written notice by mail, postage prepaid, to the holders of the Series 1993 Preferred Stock to be redeemed at least thirty (30) days, but not more than sixty (60) days, prior to the date specified for redemption (the "Redemption Date"). Such notice shall be addressed to each such shareholder at the address of such holder appearing on the books of the Corporation or given by such holder to the Corporation for the purpose of notice, or if no such address appears or is so given, at the place where the principal office of the Corporation is located. Such notice, which shall be deemed to have been given on the date that it is first placed in the U.S. Mail, shall state the Redemption Date, the Redemption Price (as hereinafter defined), the number of shares of Series 1993 Preferred Stock of such holders to be redeemed and the date of termination of the right to convert the shares of Series 1993 Preferred Stock of such holder to Common Stock pursuant to Section III hereof and shall call upon such holder to surrender such holder's Series 1993 Preferred Stock to the Corporation on or before the Redemption Date at the place designated in the notice. On or after the Redemption Date, each holder of shares of Series 1993 Preferred Stock called for redemption shall surrender the certificate evidencing such shares to the Corporation (except that such number of shares shall be reduced by the number of shares which have been converted in accordance with the provisions hereof) and shall thereupon be entitled to receive payment of the Redemption Price. If less than all of the outstanding shares of Series 1993 Preferred Stock are to be redeemed, then the Corporation shall redeem a pro rata portion from each holder of Series 1993 Preferred Stock.

     (b) If the Corporation elects to redeem the Series 1993 Preferred Stock prior to July 1, 2000, the Corporation shall pay $25 per share plus a premium over the $25, which premium shall be 8% on July 1, 1993 and shall decline by 1% per annum from July 1, 1993 until July 1, 2000 at which time and thereafter the

Series 1993 Preferred Stock may be redeemed at $25 per share (the $25 per share plus any applicable premium being referred to hereinafter as the "Redemption Price"). Notwithstanding the foregoing, the Series 1993 Preferred Stock may not be redeemed prior to July 1, 1996, unless, for a period of 20 consecutive business days ending within five business days of the date of the notice of redemption, the Fair Market Price of the Common Stock has been at least 125% of the Conversion Price (as such has been adjusted pursuant to Section III hereof). For purposes of these Articles, "Fair Market Price" means the average of the last reported sale prices of the Common Stock on the preceding 20 consecutive business days on the principal exchange on which the Common Stock is listed or, as the case may be, the NASDAQ National Market.

     (c) From and after the Redemption Date (unless default shall be made by the Corporation in duly paying the Redemption Price in which case all the rights of the Series 1993 Preferred Stock called for redemption shall continue) the holders of the shares of the Series 1993 Preferred Stock called for redemption shall cease to have any rights as stockholders of the Corporation, except the right to receive, without interest, the Redemption Price thereof upon surrender of certificates representing the shares of Series 1993 Preferred Stock. (d) Notwithstanding the foregoing, no shares of Series 1993 Preferred Stock may be redeemed unless all outstanding shares of Series 1993 Preferred Stock are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire any shares of Series 1993 Preferred Stock; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Series 1993 Preferred Stock by the Corporation pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series 1993 Preferred Stock.

     (e) There shall be no redemption of any shares of Series 1993 Preferred Stock of the Corporation where such action would be in violation of applicable law and subject to review by the Board of Governors of the Federal Reserve System.

Section III.  Conversion Rights

     (a) Shares of the Series 1993 Preferred Stock will be convertible at any time at the option of the holder into fully-paid and non-assessable shares of Common Stock of the Corporation at a conversion price of $14.375 per share of Common Stock (equivalent to a conversion ratio of approximately 1.739 shares of Common Stock for each share of Series 1993 Preferred Stock), subject to adjustment as described herein (the "Conversion Price") (except that a share of Series 1993 Preferred Stock that has been called for redemption will not be convertible after the close of business on the third day preceding the Redemption Date unless the Corporation shall default in making payment of the amount payable upon such redemption).

(b) The number of shares of Common Stock into which each share of the Series 1993 Preferred Stock is convertible shall be adjusted from time to time as follows:

(i) In case the Corporation shall at any time or from time to time declare or pay any dividend on its Common Stock payable in its Common Stock or effect a subdivision of the outstanding shares of its Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in its Common Stock), then, and in each such case, the number of shares of Common Stock into which each share of the Series 1993 Preferred Stock is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (A) the number of shares of Common Stock into which such share was convertible immediately prior to the occurrence of such event by (B) a fraction, the numerator of which is the sum of (I) the number of shares of Common Stock into which such share was convertible immediately prior to the occurrence of such event plus (II) the number of shares of Common Stock which such holder would have been entitled to receive in connection with the occurrence of such event had such share been converted immediately prior thereto, and the denominator of which is the number of shares of Common Stock determined in accordance with clause (I) above. An adjustment made pursuant to this subsection (b)(i) shall become effective (A) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend, or (B) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective;

     (ii) In case the Corporation at any time or from time to time shall combine or consolidate the outstanding shares of its Common Stock into a lesser number of shares of Common Stock, by reclassification or otherwise, then, and in each such case, the number of shares of Common Stock into which each share of the Series 1993 Preferred Stock is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (A) the number of shares of Common Stock into which such share was convertible immediately prior to the occurrence of such event by (B) a fraction, the numerator of which is the number of shares which the holder would have owned after giving effect to such event had such share been converted immediately prior to the occurrence of such event and the denominator of which is the number of Common Shares into which such share was convertible immediately prior to the occurrence of such event. An adjustment made pursuant to this subsection (b)(ii) shall become effective at the close of business on the day immediately prior to the day upon which such corporate action becomes effective;

     (iii) In case the Corporation at any time or from time to time shall issue rights or warrants to all holders of shares of its Common Stock entitling them to subscribe for or purchase shares of its Common Stock (or securities convertible into its Common Stock) at a price per share (or having a conversion price per share) less than the Fair Market Price per share of Common Stock on the date such right or warrant is exercised then, and in each such case (unless the holders of shares of the Series 1993 Preferred Stock shall be permitted to subscribe for or purchase shares of Common Stock on the same basis as though such shares of the Series 1993 Preferred Stock had been converted into shares of Common Stock immediately prior to the close of business on the record date fixed for the determination of shareholders entitled to receive such right or warrant), the number of shares of Common Stock into which each share of the Series 1993 Preferred Stock is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (A) the number of shares of Common Stock into which such share was convertible immediately prior to such event by
(B) a fraction, the numerator of which shall be the sum of (I) the number of shares of Common Stock outstanding on such record date plus
(II) the number of additional shares of Common Stock actually purchased pursuant to such rights or warrants, and the denominator of which shall be the sum of (I) the number of shares of Common Stock outstanding on such record date plus (II) the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of shares of Common Stock so sold would purchase at such Fair Market Price on such record date. An adjustment made pursuant to this subsection (b)(iii) shall be made upon the close of the period during which shareholders may subscribe for or purchase shares of Common Stock. Holders of Series 1993 Preferred Stock who exercise their conversion rights during the period during which outstanding warrants or rights may be exercised shall receive the additional shares of Common Stock as provided in this subsection (b)(iii). For purposes of this subsection (b)(iii), the granting of rights to purchase Common Stock (whether treasury shares or newly issued shares) pursuant to any employee benefit or compensation plan or any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation, and the investment of additional optional amounts, in shares of Common Stock, in any such case at a price per share of not less than 95% of the fair market price (determined as provided in such plans) per share of Common Stock, shall not be deemed to constitute an issue of rights or warrants by the Corporation within the meaning of this subsection (b)(iii); and

     (iv) In case the Corporation at any time or from time to time shall declare, order, pay or make a dividend or other distribution on its Common Stock, (including, without limitation, any distribution of other or additional securities or property or rights or warrants to subscribe for, at less than fair market value as determined in good faith by the Board of Directors, other securities ofthe Corporation or any of its subsidiaries by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement) other than a dividend payable in cash or shares of the Corporation's Common Stock or rights or warrants to subscribe for shares of the Corporation's Common Stock, then, and in each such case (unless the holders of shares of the Series 1993 Preferred Stock shall receive any such dividend or other distribution on the same basis as though such shares of the Series 1993 Preferred Stock had been converted into shares of Common Stock immediately prior to the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or other distribution), the number of shares of Common Stock into which each share of the Series 1993 Preferred Stock is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (A) the number of shares of Common Stock into which such share was convertible immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or distribution by (B) a fraction, the numerator of which shall be the Fair Market Price per share of Common Stock on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or distribution, and the denominator of which shall be such Fair Market Price per share of Common Stock less the fair value of such dividend or distribution (as determined in good faith by the Board of Directors of the Corporation, a certified resolution with respect to which shall be filed with each transfer agent for the Series 1993 Preferred Stock) payable in respect of one share of Common Stock. An adjustment made pursuant to this subsection (b)(iv) shall be made upon the opening of business on the next business day following the date on which any such dividend or distribution is made and shall be effective retroactively immediately after the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or distribution;

     (c) The holder of any shares of Series 1993 Preferred Stock may exercise the conversion rights as to such shares or any part thereof by delivering to the Corporation during regular business hours, at the office of any transfer agent of the Corporation for the Series 1993 Preferred Stock, or at the principal office of the Corporation, the certificate or certificates for the shares to be converted, duly endorsed for transfer to the Corporation (if required by it), accompa-nied by written notice stating that the holder elects to convert such shares.

Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the "Conversion Date." As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and, as provided in Subsection III(d) hereof, a check for cash with respect to any fractional interest in a share of Common Stock. The holder shall be deemed to have become a shareholder of record on the applicable Conversion Date unless the transfer books of the Corporation are closed on the date, in which event he shall be deemed to have become a Common Stock shareholder of record on the next succeeding date on which the transfer books are open, but the Conversion Price shall be that in effect on the Conversion Date. Upon conversion of only a portion of the number of shares of Series 1993 Preferred Stock represented by a certificate surrendered for conversion, the Corporation shall issue and deliver upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series 1993 Preferred Stock representing the unconverted shares of the certificate so surrendered.

     (d) No fractional shares of Common Stock or scrip shall be issued uponconversion of shares of Series 1993 Preferred Stock. If more than one share of Series 1993 Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series 1993 Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series 1993 Preferred Stock, the Corporation shall pay a cash adjust-ment in respect of such fractional interest equal to the Fair Market Price of such fractional interest.

     (e) The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series 1993 Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all Series 1993 Preferred Stock from time to time outstanding.

     (f) If any shares of Common Stock to be reserved for the purpose of conversion of shares of Series 1993 Preferred Stock require registration or listing with, or approval of, any governmental authority, stock exchange, or other regulatory body under any federal or state law or regulation or otherwise, before such shares may be validly issued or delivered upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration, listing or approval, as the case may be.

     (g) All shares of Common Stock which may be issued upon conversion of the shares of Series 1993 Preferred Stock will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable.

     (h) Upon conversion of any shares of the Series 1993 Preferred Stock, the holder thereof shall not be entitled to receive any unpaid dividends in respect of the shares so converted, provided that such holder shall be entitled to receive any dividends on such shares of the Series 1993 Preferred Stock declared prior to such conversion if such holder held such shares on the record date fixed for the determination of holders of the Series 1993 Preferred Stock entitled to receive payment of such dividend.

Section IV.  Voting

     (a) Holders of the Series 1993 Preferred Stock shall be entitled to vote on each matter on which holders of Common Stock are entitled to vote and shall be entitled to receive notice of any meeting of the holders of Common Stock, and shall otherwise be accorded all voting powers and rights of Common Stock, provided that each share of Series 1993 Preferred Stock shall have the number of votes equal to the number of shares of Common Stock into which it is convertible. Whenever the approval or other action of holders of the Series 1993 Preferred Stock voting as a separate class is required by applicable law or by the Corporation's Articles of Incorporation, each share of the Series 1993 Preferred Stock shall be entitled to one vote, and the affirmative vote of a majority of such shares at a meeting at which a majority of such shares are present or represented shall be sufficient to constitute such approval or other action unless a higher percentage is required by applicable law.

     (b) Unless a higher percentage is otherwise expressly required by applicable law, approval of a majority of Series 1993 Preferred Stock outstanding may and shall be required to amend the Articles of Incorporation of the Corporation (i) to create or authorize any class of stock ranking prior or equal to the Series 1993 Preferred Stock in respect of dividends or distribution of assets on liquidation or otherwise alter or abolish the liquidation preferences or anyother preferential right of the Series 1993 Preferred Stock, (ii) to reduce the Redemption Price or otherwise alter any redemption rights of the Series 1993 Preferred Stock, (iii) to alter or abolish any right of the Series 1993 Preferred Stock to receive dividends, or (iv) to exclude or limit the voting rights as to these matters.

Section V.  Liquidation

     (a) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of shares of the Series 1993 Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders whether from capital, surplus or earnings and before any payment shall be made in respect of the Corporation's Common Stock or on any other class of stock ranking junior to the Series 1993 Preferred Stock (but only after all amounts payable upon liquidation with respect to the Series 1992 Preferred Stock have been paid), an amount equal to $25.00 per share. After setting apart or paying in full the preferential amounts due the holders of the Series 1993 Preferred Stock, the remaining assets of the Corporation available for distribution to stockholders, if any, shall be distributed exclusively to the holders of Common Stock or as otherwise provided in the Corporation's Articles of Incorporation. If upon liquidation, dissolution, or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of the Series 1993 Preferred Stock the full amounts to which they respectively shall be entitled, the holders of the Series 1993 Preferred Stock shall share ratably in any distribution of assets.

     (b) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the Corporation shall, within ten (10) days after the date the Board of Directors approves such action, or at least twenty (20) days prior to any shareholders' meeting called to approve such action, or within twenty (20) days after the commencement of any involuntary proceeding, whichever is earlier, give each holder of shares of Series 1993 Preferred Stock initial written notice of the proposed action. Such initial written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash, and property to be received by the holders of shares of Series 1993 Preferred Stock upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the Corporation shall promptly give written notice to each holder of shares of Series 1993 Preferred Stock of such material change. The Corporation shall not consummate any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation before the expiration of thirty (30) days after the mailing of the initial notice or ten (10) days after the mailing of any subsequent written notice, whichever is later, provided that any such thirty-day or ten-day period may be shortened upon the written consent of the holders of all of the outstanding shares of Series 1993 Preferred Stock.

     (c) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation which will involve the distribution of assets other than cash, the Corporation shall promptly engage competent independent appraisers to determine the value of the assets to be distributed to the holders of shares of Series 1993 Preferred Stock. The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Series 1993 Preferred Stock of the appraiser's valuation.

Section VI. Reacquired Shares
     Any shares of the Series 1993 Preferred Stock redeemed or purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Series 1993 Preferred Stock and may be reissued as part of a new series of Series 1993 Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions or restrictions on issuance set forth herein.

Section VII.  Adjustments For Consolidation, Merger, Etc.

     In case the Corporation, (i) shall consolidate with or merge into any other entity and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) shall permit any other entity to consolidate with or merge into the Corporation and the Corporation shall be the continuing or surviving entity, but, in connection with such consolidation or merger, the Common Stock shall be changed into or exchanged for stock or other securities of any other entity or cash or any other property, (iii) shall transfer all or substantially all of its properties or its assets to any other entity, or (iv) shall effect a capital reorganization or reclassification of the Common Stock (other than a capital reorganization or reclassification resulting in the issuance of additional shares of Common Stock for which adjustment is provided in Section III), then, in each such case, there will be no adjustment of the Conversion Price but the holder of each share of Series 1993 Preferred Stock then outstanding will have the right thereafter to convert such share into the kind and amount of securities, cash or other property that the holder would have owned or been entitled to receive immediately after such consolidation, merger, exchange, sale or transfer if such share had been converted into Common Stock immediately before the effective date of such consolidation, merger, exchange, sale or transfer. In the event that the Corporation engages in a transaction set forth in (i)-(iv) above and any holder of the Series 1993 Preferred Stock does not convert as provided in the preceding sentence, then the continuing or surviving entity shall be obligated to redeem such remaining outstanding shares of Series 1993 Preferred Stock of such holder, and such holder shall surrender such holder's Series 1993 Preferred Shares for redemption, all in accordance with Section II hereof.

Section VIII.  Reports as to Adjustments

     Whenever the number of shares of Common Stock into which the shares of the Series 1993 Preferred Stock are convertible is adjusted as provided in Section III, the Corporation shall (i) promptly compute such adjustment and furnish to each transfer agent for the Series 1993 Preferred Stock a certificate, signed by a principal financial officer of the Corporation, setting forth the number of shares of Common Stock into which each share of the Series 1993 Preferred Stock is convertible as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof and when such adjustment will become effective and (ii) promptly mail to the holders of record of the outstanding shares of the Series 1993 Preferred Stock a notice stating that the number of shares into which the shares of Series 1993 Preferred Stock are convertible has been adjusted and setting forth the new number of shares into which each share of the Series 1993 Preferred Stock is convertible as a result of such adjustment and when such adjustment will become effective.

        3.The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows:
       Not Applicable

       4.Complete either a or b, whichever is applicable.
       a. [ ]Amendment(s) adopted by shareholder action.
       b. [x]The Amendment was duly adopted by the incorporators or board of directors without shareholder approval pursuant to section mark 33-6-102(d), 33-10-102 and 33-10-105 of the 1976
       South Carolina Code as amended, and shareholder action was not required.

       5.The effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State.

       Date: February 26, 1993           CAROLINA FIRST CORPORATION

             By: /s/ William S. Hummers III
                 William S. Hummers III
                 Executive Vice President

                       STATE OF SOUTH CAROLINA
                         SECRETARY OF STATE
                        ARTICLES OF CORRECTION

       The following information is submitted pursuant to section mark 33-1-240 of the 1976 South Carolina Code, as amended:

       1.    The name of the corporation is Carolina First Corporation.

       2. That on March 3, 1993, the corporation filed (fill out whichever is applicable):

          a. [X] The following described document: Articles of Amendment dated February 26, 1993.

          b. [ ] The attached document (attach copy of the document).


       3.    That this document was incorrect in the following manner:

 The third line of Section II(b) (page 2) states ". . . over the $25, which premium shall be 8% on July 1, 1993 and shall decline by 1% . . .."  The "8%" should be "7%," which conforms with the intended terms of the Noncumulative Convertible Preferred Stock Series 1993 as referenced in all public offering documents used in connection with the sale of the Noncumulative Convertible Preferred Stock Series 1993. See Prospectus of Carolina First Corporation dated February 26, 1993 filed with the Securities and Exchange Commission.


       4. That the incorrect matters stated in Paragraph 3 should be revised as follows:

 The third line of Section II(b) shall be revised as follows:  ".
 . . over the $25, which premium shall be 7% on July 1, 1993 and shall decline by 1% . . .."


       Date: June 29, 1994            Carolina First Corporation


              By: /s/ William S. Hummers III
                   William S. Hummers III
                   Executive Vice President

                        STATE OF SOUTH CAROLINA
                          SECRETARY OF STATE
                         ARTICLES OF AMENDMENT

       Pursuant to Section 33-10-106 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

       1.    The name of the corporation is Carolina First Corporation.

       2. On April 8, 1994, the corporation adopted the following Amend-ment of its Articles of Incorporation:

     The Articles of Incorporation of Carolina First Corporation are hereby amended to establish a series of Preferred Stock of the Corporation consisting of 920,000 shares, no par value, designated "Noncumulative Convertible Preferred Stock Series 1994" having the preferences, limitations and relevant rights set forth below (the "Series 1994 Preferred Stock").

Section I.  Dividend Rights

     (a) The holders of the Series 1994 Preferred Stock shall be entitled to receive when, as and if declared by the Board of Directors, in their discretion, out of funds legally available therefor, quarterly noncumulative cash dividends, payable on the first day of January, April, July and October in each year (a "Quarterly Dividend Payment Date") commencing on the first Quarterly Dividend Payment Date after Series 1994 Preferred Stock is first issued, in the following amounts:

         (i) $0.4575 per share, plus

         (ii) an amount per share equal to the excess, if any, over $0.68625 of (A) the aggregate per share amount of all cash dividends declared on the Corporation's $1 par value Common Stock (the "Common Stock") since the immediately preceding Quarterly Dividend Payment
Date (or with respect to the July 1, 1994 Quarterly Dividend Payment Date, since March 31, 1994) multiplied by (B) the number of shares of Common Stock into which a share of Series 1994 Preferred Stock is convertible on the Quarterly Dividend Payment Date on which the dividend is to be paid.

     The Series 1994 Preferred Stock is subordinate to the Noncumulative Convertible Preferred Stock Series 1993 (the "Series 1993 Preferred Stock") and the Convertible Preferred Stock Series 1993B (the "Series 1993B Preferred Stock") with respect to dividends. Accordingly, no dividends in cash or property may be paid with respect to the Series 1994 Preferred Stock in a particular quarter unless all dividends with respect to the Series 1993 Preferred Stock and the Series 1993B Preferred Stock for that particular quarter have been paid or sums sufficient set aside therefor. Notwithstanding the foregoing, in the event that any quarterly dividends on the Series 1993B Preferred Stock is cumulated as provided in the Corporation's Articles of Amendment with respect to the Series 1993B Preferred Stock, then no dividends in cash or property may be paid on the Series 1994 Preferred Stock in a particular quarter unless such cumulated dividends and the dividends for that particular quarter have been paid.

     (b) In the event that the Corporation declares a cash dividend on the Series 1994 Preferred Stock, the Corporation, in its discretion, may offer, and the holders of the Series 1994 Preferred Stock may, upon their election, receive,

Common Stock of the Corporation in lieu of receiving the cash dividends, provided, however, that if the Corporation elects to offer payment of Common Stock in lieu of cash dividends, the Corporation and the holders of Series 1994 Preferred Stock shall take all such actions as shall be necessary to comply with all applicable law, including without limitation, the federal securities laws of the United States and any applicable state blue sky laws.

     (c) Dividends payable on the Series 1994 Preferred Stock shall be computed based on a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear on the stock books of the Corporation on such record date, not more than 60 days nor less than 10 days preceding the Quarterly Dividend Payment Date, from time to time fixed in advance by the Board of Directors of the Corporation, or if no record date is fixed, to holders of record as of the close of business on the date on which the dividend is declared.

     (d) The cash dividends on the Series 1994 Preferred Stock are noncumulative and, accordingly, irrespective of whether or not any regular quarterly cash dividends on the Series 1994 Preferred Stock for past periods have been paid, the Corporation may declare and pay dividends on shares of the Common Stock (and on the Series 1993 Preferred Stock and the Series 1993B Preferred Stock). However, the Corporation may not pay dividends on the Common Stock, other than dividends in Common Stock, in a particular calendar quarter unless the regular cash dividends on the Series 1994 Preferred Stock payable on the Quarterly Dividend Payment Date within that particular calendar quarter have been paid or sums sufficient therefor set aside. Any dividends paid in part on the shares of the Series 1994 Preferred Stock and any shares of other preferred stock ranking on a parity, as to dividends, with the Series 1994 Preferred Stock, must be paid ratably in proportion to the dividends to which the holders of all such parity shares are respectively entitled. No interest or sum of money in lieu of interest will be payable in respect of any dividend payment or payments on Series 1994 Preferred Stock.

Section II. Redemption Provisions

     (a) Subject to the terms and conditions set forth below, the Corporation may, at any time after July 1, 1994, at the option of the Board of Directors, redeem all or part of the outstanding shares of the Series 1994 Preferred Stock, provided that the Corporation shall give written notice by mail, postage prepaid, to the holders of the Series 1994 Preferred Stock to be redeemed at least thirty (30) days, but not more than sixty (60) days, prior to the date specified for redemption (the "Redemption Date"). Such notice shall be addressed to each such shareholder at the address of such holder appearing on the books of the Corporation or given by such holder to the Corporation for the purpose of notice, or if no such address appears or is so given, at the place where the principal office of the Corporation is located. Such notice, which shall be deemed to have been given on the date that it is first placed in the U.S. Mail, shall state the Redemption Date, the Redemption Price (as hereinafter defined), the number of shares of Series 1994 Preferred Stock of such holders to be redeemed and the date of termination of the right to convert the shares of Series 1994 Preferred Stock of such holder to Common Stock pursuant to Section III hereof and shall call upon such holder to surrender such holder's Series 1994 Preferred Stock to the Corporation on or before the Redemption Date at the place designated in the notice. On or after the Redemption Date, each holder of shares of Series 1994 Preferred Stock called for redemption shall surrender the certificate evidencing such shares to the Corporation (except that such number of shares shall be reduced by the number of shares which have been converted in accordance with the provisions hereof) and shall thereupon be entitled to receive payment of the

Redemption Price. If less than all of the outstanding shares of Series 1994 Preferred Stock are to be redeemed, then the Corporation shall redeem a pro rata portion from each holder of Series 1994 Preferred Stock.

     (b) If the Corporation elects to redeem the Series 1994 Preferred Stock prior to July 1, 2001, the Corporation shall pay $25 per share plus a premium over the $25, which premium shall be 7% on July 1, 1994 and shall decline by 1% per annum from July 1, 1994 until July 1, 2001 at which time and thereafter the Series 1994 Preferred Stock may be redeemed at $25 per share (the $25 per share plus any applicable premium being referred to hereinafter as the "Redemption Price"). Notwithstanding the foregoing, the Series 1994 Preferred Stock may not be redeemed prior to July 1, 1997, unless, for a period of 20 consecutive business days ending within five business days of the date of the notice of redemption, the Fair Market Price of the Common Stock has been at least 125% of the Conversion Price (as such has been adjusted pursuant to Section III hereof). For purposes of these Articles, "Fair Market Price" means the average of the last reported sale prices of the Common Stock on the preceding 20 consecutive business days on the principal exchange on which the Common Stock is listed or, as the case may be, the Nasdaq Market.

     (c) From and after the Redemption Date (unless default shall be made by the Corporation in duly paying the Redemption Price in which case all the rights of the Series 1994 Preferred Stock called for redemption shall continue) the holders of the shares of the Series 1994 Preferred Stock called for redemption shall cease to have any rights as stockholders of the Corporation, except the right to receive, without interest, the Redemption Price thereof upon surrender of certificates representing the shares of Series 1994 Preferred Stock.

     (d) There shall be no redemption of any shares of Series 1994 Preferred Stock of the Corporation where such action would be in violation of applicable law and subject to review by the Board of Governors of the Federal Reserve System.

Section III.  Conversion Rights

     (a) Shares of the Series 1994 Preferred Stock will be convertible at any time at the option of the holder into fully-paid and non-assessable shares of Common Stock of the Corporation at a conversion price of $14.64 per share of Common Stock (equivalent to a conversion ratio of approximately 1.708 shares of Common Stock for each share of Series 1994 Preferred Stock), subject to adjustment as described herein (the "Conversion Price") (except that a share of Series 1994 Preferred Stock that has been called for redemption will not be convertible after the close of business on the third day preceding the Redemption Date unless the Corporation shall default in making payment of the amount payable upon such redemption).

(b) The number of shares of Common Stock into which each share of the Series 1994 Preferred Stock is convertible shall be adjusted from time to time as follows:

(i) In case the Corporation shall at any time or from time to time declare or pay any dividend on its Common Stock payable in its Common Stock or effect a subdivision of the outstanding shares of its Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in its Common Stock), then, and in each such case, the number of shares of Common Stock into which each share of the Series 1994 Preferred Stock is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common

Stock determined by multiplying (A) the number of shares of Common Stock into which such share was convertible immediately prior to the occurrence of such event by (B) a fraction, the numerator of which is the sum of (I) the number of shares of Common Stock into which such share was convertible immediately prior to the occurrence of such event plus (II) the number of shares of Common Stock which such holder would have been entitled to receive in connection with the occurrence of such event had such share been converted immediately prior thereto, and the denominator of which is the number of shares of Common Stock determined in accordance with clause (I) above. An adjustment made pursuant to this subsection (b)(i) shall become effective (A) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend, or (B) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective;

     (ii) In case the Corporation at any time or from time to time shall combine or consolidate the outstanding shares of its Common Stock into a lesser number of shares of Common Stock, by reclassification or otherwise, then, and in each such case, the number of shares of Common Stock into which each share of the Series 1994 Preferred Stock is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (A) the number of shares of Common Stock into which such share was convertible immediately prior to the occurrence of such event by (B) a fraction, the numerator of which is the number of shares which the holder would have owned after giving effect to such event had such share been converted immediately prior to the occurrence of such event and the denominator of which is the number of Common Shares into which such share was convertible immediately prior to the occurrence of such event. An adjustment made pursuant to this subsection (b)(ii) shall become effective at the close of business on the day immediately prior to the day upon which such corporate action becomes effective;

     (iii) In case the Corporation at any time or from time to time shall issue rights or warrants to all holders of shares of its Common Stock entitling them to subscribe for or purchase shares of its Common Stock (or securities convertible into its Common Stock) at a price per share (or having a conversion price per share) less than the Fair Market Price per share of Common Stock on the date such right or warrant is exercised then, and in each such case (unless the holders of shares of the Series 1994 Preferred Stock shall be permitted to subscribe for or purchase shares of Common Stock on the same basis as though such shares of the Series 1994 Preferred Stock had been converted into shares of Common Stock immediately prior to the close of business on the record date fixed for the determination of shareholders entitled to receive such right or warrant), the number of shares of Common Stock into which each share of the Series 1994 Preferred Stock is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (A) the number of shares of Common Stock into which such share was convertible immediately prior to such event by
(B) a fraction, the numerator of which shall be the sum of (I) the number of shares of Common Stock outstanding on such record date plus
(II) the number of additional shares of Common Stock actually purchased pursuant to such rights or warrants, and the denominator of which shall be the sum of (I) the number of shares of Common Stock outstanding on such record date plus (II) the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of shares of Common Stock so sold would purchase at such Fair Market Price on such record date. An adjustment made pursuant to this subsection (b)(iii) shall be made upon the close of the period during which shareholders may subscribe for or purchase shares of Common Stock. Holders of Series 1994 Preferred Stock who exercise their conversion rights during the period during which outstanding warrants or rights may be exercised shall receive the additional shares of Common Stock as provided in this subsection (b)(iii). For purposes of this subsection (b)(iii), the granting of rights to purchase Common Stock (whether treasury shares or newly issued shares) pursuant to any employee benefit or compensation plan or any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation, and the investment of additional optional amounts, in shares of Common Stock, in any such case at a price per share of not less than 95% of the fair market price (determined as provided in such plans) per share of Common Stock, shall not be deemed to constitute an issue of rights or warrants by the Corporation within the meaning of this subsection (b)(iii); and

     (iv) In case the Corporation at any time or from time to time shall declare, order, pay or make a dividend or other distribution on its Common Stock, (including, without limitation, any distribution of other or additional securities or property or rights or warrants to subscribe for, at less than fair market value as determined in good faith by the Board of Directors, other securities of the Corporation or any of its subsidiaries by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement) other than a dividend payable in cash or shares of the Corporation's Common Stock or rights or warrants to subscribe for shares of the Corporation's Common Stock, then, and in each such case (unless the holders of shares of the Series 1994 Preferred Stock shall receive any such dividend or other distribution on the same basis as though such shares of the Series 1994 Preferred Stock had been converted into shares of Common Stock immediately prior to the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or other distribution), the number of shares of Common Stock into which each share of the Series 1994 Preferred Stock is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (A) the number of shares of Common Stock into which such share was convertible immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or distribution by (B) a fraction, the numerator of which shall be the Fair Market Price per share of Common Stock on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or distribution, and the denominator of which shall be such Fair Market Price per share of Common Stock less the fair value of such dividend or distribution (as determined in good faith by the Board of Directors of the Corporation, a certified resolution with respect to which shall be filed with each transfer agent for the Series 1994 Preferred Stock) payable in respect of one share of Common Stock. An adjustment made pursuant to this subsection (b)(iv) shall be made upon the opening of business on the next business day following the date on which any such dividend or distribution is made and shall be effective retroactively immediately after the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or distribution;

     (c) The holder of any shares of Series 1994 Preferred Stock may exercise the conversion rights as to such shares or any part thereof by delivering to the Corporation during regular business hours, at the office of any transfer agent of the Corporation for the Series 1994 Preferred Stock, or at the principal office of the Corporation, the certificate or certificates for the shares to be converted, duly endorsed for transfer to the Corporation (if required by it), accompa-nied by written notice stating that the holder elects to convert such shares. Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the "Conversion Date." As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and, as provided in Subsection III(d) hereof, a check for cash with respect to any fractional interest in a share of Common Stock. The holder shall be deemed to have become a shareholder of record on the applicable Conversion Date unless the transfer books of the Corporation are closed on the date, in which event he shall be deemed to have become a Common Stock shareholder of record on the next succeeding date on which the transfer books are open, but the Conversion Price shall be that in effect on the Conversion Date. Upon conversion of only a portion of the number of shares of Series 1994 Preferred Stock represented by a certificate surrendered for conversion, the Corporation shall issue and deliver upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series 1994 Preferred Stock representing the unconverted shares of the certificate so surrendered.

     (d) No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series 1994 Preferred Stock. If more than one share of Series 1994 Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series 1994 Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series 1994 Preferred Stock, the Corporation shall pay a cash adjust-ment in respect of such fractional interest equal to the value of such fractional interest as based on the closing sales price of the Common Stock on the business day immediately preceding the Conversion Date.

     (e) The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series 1994 Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all Series 1994 Preferred Stock from time to time outstanding.

     (f) If any shares of Common Stock to be reserved for the purpose of conversion of shares of Series 1994 Preferred Stock require registration or listing with, or approval of, any governmental authority, stock exchange, or other regulatory body under any federal or state law or regulation or otherwise, before such shares may be validly issued or delivered upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration, listing or approval, as the case may be.

     (g) All shares of Common Stock which may be issued upon conversion of the shares of Series 1994 Preferred Stock will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable.

     (h) Upon conversion of any shares of the Series 1994 Preferred Stock, the holder thereof shall not be entitled to receive any unpaid dividends in respect of the shares so converted, provided that such holder shall be entitled to receive any dividends on such shares of the Series 1994 Preferred Stock declared prior to such conversion if such holder held such shares on the record date fixed for the determination of holders of the Series 1994 Preferred Stock entitled to receive payment of such dividend.

Section IV.  Voting

     (a) Holders of the Series 1994 Preferred Stock shall be entitled to vote on each matter on which holders of Common Stock are entitled to vote and shall be entitled to receive notice of any meeting of the holders of Common Stock, and shall otherwise be accorded all voting powers and rights of Common Stock, provided that each share of Series 1994 Preferred Stock shall have the number of votes equal to the number of shares of Common Stock into which it is convertible. Whenever the approval or other action of holders of the Series 1994 Preferred Stock voting as a separate class is required by applicable law or by the Corporation's Articles of Incorporation, each share of the Series 1994 Preferred Stock shall be entitled to one vote, and the affirmative vote of a majority of such shares at a meeting at which a majority of such shares are present or represented shall be sufficient to constitute such approval or other action unless a higher percentage is required by applicable law.

     (b) Unless a higher percentage is otherwise expressly required by applicable law, approval of a majority of Series 1994 Preferred Stock outstanding may and shall be required to amend the Articles of Incorporation of the Corporation (i) to create or authorize any class of stock ranking prior or equal to the Series 1994 Preferred Stock in respect of dividends or distribution of assets on liquidation or otherwise alter or abolish the liquidation preferences or any other preferential right of the Series 1994 Preferred Stock, (ii) to reduce the Redemption Price or otherwise alter any redemption rights of the Series 1994 Preferred Stock, (iii) to alter or abolish any right of the Series 1994 Preferred Stock to receive dividends, or (iv) to exclude or limit the voting rights as to these matters.


Section V.  Liquidation

     (a) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of shares of the Series 1994 Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders whether from capital, surplus or earnings and before any payment shall be made in respect of the Corporation's Common Stock or on any other class of stock ranking junior to the Series 1994 Preferred Stock (but only after all amounts payable upon liquidation with respect to the Series 1993 Preferred Stock and Series 1993B Preferred Stock have been paid), an amount equal to $25.00 per share. After setting apart or paying in full the preferential amounts due the holders of the Series 1994 Preferred Stock, the remaining assets of the Corporation available for distribution to stockholders, if any, shall be distributed exclusively to the holders of Common Stock or as otherwise provided in the Corporation's Articles of Incorporation. If upon liquidation, dissolution, or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of the Series 1994 Preferred Stock the full amounts to which they respectively shall be entitled, the holders of the Series 1994 Preferred Stock shall share ratably in any distribution of assets.

     (b) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the Corporation shall, within ten (10) days after the date the Board of Directors approves such action, or at least twenty (20) days prior to any shareholders' meeting called to approve such action, or within twenty (20) days after the commencement of any involuntary proceeding, whichever is earlier, give each holder of shares of Series 1994 Preferred Stock initial written notice of the proposed action. Such initial written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash, and property to be received by the holders of shares of Series 1994 Preferred Stock upon consummation of the proposed action and the date of delivery thereof.
If any material change in the facts set forth in the initial notice shall occur, the Corporation shall promptly give written notice to each holder of shares of Series 1994 Preferred Stock of such material change. The Corporation shall not consummate any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation before the expiration of thirty (30) days after the mailing of the initial notice or ten (10) days after the mailing of any subsequent written notice, whichever is later, provided that any such thirty-day or ten-day period may be shortened upon the written consent of the holders of all of the outstanding shares of Series 1994 Preferred Stock.

     (c) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation which will involve the distribution of assets other than cash, the Corporation shall promptly engage competent independent appraisers to determine the value of the assets to be distributed to the holders of shares of Series 1994 Preferred Stock. The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Series 1994 Preferred Stock of the appraiser's valuation.

Section VI. Reacquired Shares

     Any shares of the Series 1994 Preferred Stock redeemed or purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Series 1994 Preferred Stock and may be reissued as part of a new series of Series 1994 Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions or restrictions on issuance set forth herein.

Section VII.  Adjustments For Consolidation, Merger, Etc.

     In case the Corporation, (i) shall consolidate with or merge into any other entity and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) shall permit any other entity to consolidate with or merge into the Corporation and the Corporation shall be the continuing or surviving entity, but, in connection with such consolidation or merger, the Common Stock shall be changed into or exchanged for stock or other securities of any other entity or cash or any other property, (iii) shall transfer all or substantially all of its properties or its assets to any other entity, or (iv) shall effect a capital reorganization or reclassification of the Common Stock (other than a capital reorganization or reclassification resulting in the issuance of additional shares of Common Stock for which adjustment is provided in Section III), then, in each such case, there will be no adjustment of the Conversion Price but the holder of each share of Series 1994 Preferred Stock then outstanding will have the right thereafter to convert such share into the kind and amount of securities, cash or other property that the holder would have owned or been entitled to receive immediately after such consolidation, merger, exchange, sale or transfer if such share had been converted into Common Stock immediately before the effective date of such consolidation, merger, exchange, sale or transfer. In the event that the Corporation engages in a transaction set forth in (i)-(iv) above and any holder of the Series 1994 Preferred Stock does not convert as provided in the preceding sentence, then the continuing or surviving entity shall be obligated to redeem such remaining outstanding shares of Series 1994 Preferred Stock of such holder, and such holder shall surrender such holder's Series 1994 Preferred Shares for redemption, all in accordance with Section II hereof.

Section VIII.  Reports as to Adjustments

     Whenever the number of shares of Common Stock into which the shares of the Series 1994 Preferred Stock are convertible is adjusted as provided in Section III, the Corporation shall (i) promptly compute such adjustment and furnish to each transfer agent for the Series 1994 Preferred Stock a certificate, signed by a principal financial officer of the Corporation, setting forth the number of shares of Common Stock into which each share of the Series 1994 Preferred Stock is convertible as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof and when such adjustment will become effective and (ii) promptly mail to the holders of record of the outstanding shares of the Series 1994 Preferred Stock a notice stating that the number of shares into which the shares of Series 1994 Preferred Stock are convertible has been adjusted and setting forth the new number of shares into which each share of the Series 1994 Preferred Stock is convertible as a result of such adjustment and when such adjustment will become effective.

        3.The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows:
       Not Applicable

       4.Complete either a or b, whichever is applicable.

       a. [ ]Amendment(s) adopted by shareholder action.

       b. [x]The Amendment was duly adopted by the incorporators or board of directors without shareholder approval pursuant to section mark 33-6-102(d), 33-10-102 and 33-10-105 of the 1976
       South Carolina Code as amended, and shareholder action was not required.

       5.The effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State.

       Date:  April 8, 1994              CAROLINA FIRST CORPORATION

             By: /s/ William S. Hummers III
                 William S. Hummers III
                 Executive Vice President

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